Exhibit 99.1

	Fiscal 2006	Fiscal 2005
Named Executive Officer	Base Salary	Incentive Bonus

John P. D. Cato	$925,000	$1,968,750
Chairman, President and
Chief Executive Officer

B. Allen Weinstein	$525,000	$562,500
Executive Vice President
Chief Merchandising Officer

Michael O. Moore (1)	—	—
Former Executive Vice President
Chief Financial Officer
and Secretary

Howard A. Severson	$290,000	$255,600
Executive Vice President
Chief Real Estate and
Store Development Officer

Sally J. Almason	$282,000	$243,000
Senior Vice President
General Merchandise Manager
of the Cato Division

Michael T. Greer	$250,000	$225,000
Senior Vice President
Director of Stores
(1) Mr. Moore resigned his position on December 14, 2005.

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